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                                                                      EXHIBIT 23
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                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-51969, 333-75946 and 333-82696) and on the Registration Statements on Form S-8 (File Nos. 33-58951, 33-53499, 33-53487, 33-52420,
33-8658 (Amendment No. 1), 2-99919, 333-51739, 333-68369, 333-80913, 333-96805,
333-96861 and 333-96859) of Allen Telecom Inc. of our report dated February 6, 2003 (except for Note 14 which is as of February 18, 2003), appearing in this Annual Report on Form 10-K for the year ended December 31, 2002.

/s/ Deloitte & Touche LLP



Cleveland, Ohio
March 20, 2003